SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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From time to time, Engine No. 1 LLC may make the following posts to its social media channels on Twitter and LinkedIn:

On March 15, 2020, Engine No. 1 LLC added certain banners, the texts of which are reproduced below, and the following “splash” page to its website www.ReenergizeXOM.com.

•	Homepage: Vote the WHITE card today to REENERGIZE EXXON
•	Case for Change: Vote the WHITE card for long-term, sustainable value creation and protection of your dividend
•	Board Candidates: Vote the WHITE card to elect directors with track records of transformative success in energy
•	Materials: Vote the WHITE card to position ExxonMobil to successfully evolve with the rapidly-changing energy industry
•	FAQs: Vote the WHITE card to help protect your dividend and reverse years of underperformance
•	About Engine No. 1: Vote the WHITE card to refresh the ExxonMobil Board with individuals who have diversified energy experience
•	Contact: Vote the WHITE card to protect and enhance shareholder value

REENERGIZE EXXON//
HOME HOW TO VOTE THE CASE FOR CHANGE BOARD CANDIDATES MATERIALS FAQS ABOUT ENGINE NO. 1 CONTACT

// HOW TO VOTE

Your Vote is Important

We urge you to submit your vote using the WHITE proxy card or voting instruction form via the Internet or by telephone today.

Due to ongoing delays in the postal system, we encourage you to vote electronically. If you do not have access to a touch-tone phone or the Internet, you may sign, date and return your WHITE proxy card or voting instruction form by mail in the postage-paid envelope provided.

For additional instructions for each of these voting options, please refer to your WHITE proxy card or voting instruction form.

Vote By Phone

Vote By Internet

Vote By Mail

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
Shareholders May Call: (877) 750-8310 (TOLL-FREE from the U.S. and Canada)
or +1(412) 232-3651 (from other countries)

For instructions on attending the virtual meeting, please refer to the BLUE proxy statement.

REENERGIZE EXXON//

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